EXHIBIT 99.1

                      [SIGNATURE EYEWEAR, INC. LETTERHEAD]

         Weiss Assumes Additional Role as President of Signature Eyewear

     INGLEWOOD, Calif.--June 14, 2000--Signature Eyewear (NasdaqNM:SEYE) announced today that for health reasons Julie Heldman is relinquishing her role as the company's president, effective immediately.

     She will remain on the company's board of directors.

     Bernard Weiss, the company's chief executive officer, will assume Heldman's responsibilities until a successor is named.

     About Signature Eyewear

     Signature Eyewear is a leading designer and marketer of prescription eyeglass frames and sunglasses under internationally recognized brand names such as: COACH Eyewear, a refined American collection for the discerning consumer; Laura Ashley Eyewear, the premier feminine collection; Eddie Bauer Eyewear, the casual lifestyle collection for men and women; Eddie Bauer Performance Sunwear, featuring patented Oakley XYZ Optics(R); bebe eyes, sexy provocative eyewear for the contemporary woman; Hart Shaffner & Marx, the distinctively masculine collection; Nicole Miller Eyewear, a fun, whimsical collection for the style-conscious modern woman; Dakota Smith Eyewear, "The Original American Design;" and its in-house offerings, The Signature Eyewear Collections. Signature Eyewear's products are distributed in the United States and internationally to opticians, optometrists and ophthalmologists, and to major national retail chains. For more information about Signature Eyewear, visit the company's Web site at WWW.SIGNATUREEYEWEAR.COM.

     CONTACT: Signature Eyewear

              Michael Prince, 310/330-2700
                       Or
              Pondel/Wilkinson Group
              Robert M. Whetstone / Rosemary Moothart, 310/207-9300

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